LIMITED LIABILITY COMPANY OPERATING AGREEMENT

                                       OF

                               SOMA PETROLEUM, LLC
                       A NEVADA LIMITED LIABILITY COMPANY

                          Dated as of February 27, 2004

                                TABLE OF CONTENTS


ARTICLE I. DEFINITIONS AND INTERPRETATION.........................................................................1
        1.1 CERTAIN DEFINITIONS...................................................................................1
        1.2 OTHER DEFINED TERMS...................................................................................4
        1.3 INTERPRETATION........................................................................................5

ARTICLE II. INTRODUCTORY MATTERS..................................................................................5
        2.1 FORMATION OF LLC......................................................................................5
        2.2 NAME; PRINCIPAL OFFICE; AGENT.........................................................................5
        2.3 PERIOD OF DURATION....................................................................................5
        2.4 BUSINESS AND PURPOSE OF THE LLC.......................................................................5
        2.5 TITLE TO ALL PROPERTIES...............................................................................6

ARTICLE III. MEMBERS AND CAPITAL CONTRIBUTIONS....................................................................6
        3.1 MEMBERS; NO PERSONAL LIABILITY........................................................................6
        3.2 INITIAL CAPITAL CONTRIBUTIONS.........................................................................6
        3.3 ADDITIONAL CONTRIBUTIONS..............................................................................6
        3.4 RIGHTS WITH RESPECT TO CAPITAL........................................................................6
        3.5 GENERAL RULES FOR ADJUSTMENT OF CAPITAL ACCOUNTS......................................................6
        3.6 SPECIAL RULES WITH RESPECT TO CAPITAL ACCOUNTS........................................................7
        3.7 TRANSFEREE'S CAPITAL ACCOUNT..........................................................................7

ARTICLE IV. ALLOCATION OF PROFITS AND LOSSES......................................................................7
        4.1 ALLOCATION OF NET PROFITS AND NET LOSSES..............................................................7
        4.2 RESIDUAL ALLOCATIONS..................................................................................8
        4.3 QUALIFIED INCOME OFFSET...............................................................................8
        4.4 MINIMUM GAIN CHARGEBACK...............................................................................8
        4.5 MEMBER NONRECOURSE DEBT MINIMUM GAIN CHARGEBACK.......................................................8
        4.6 MEMBER NONRECOURSE DEDUCTIONS.........................................................................9
        4.7 SPECIAL ALLOCATIONS...................................................................................9
        4.8 FEES TO MEMBERS OR AFFILIATES.........................................................................9
        4.9 SECTION 704(c) ALLOCATION.............................................................................9

ARTICLE V. DISTRIBUTIONS.........................................................................................10
        5.1 AVAILABLE CASH FLOW..................................................................................10
        5.2 LIQUIDATING DISTRIBUTIONS............................................................................10

ARTICLE VI. RIGHTS, DUTIES, OBLIGATIONS AND  COMPENSATION OF MANAGER AND OFFICERS................................10
        6.1 MANAGER..............................................................................................10
        6.2 LIMITATIONS ON RIGHTS AND POWERS.....................................................................12
        6.3 COMPENSATION OF MANAGER..............................................................................13

ARTICLE VII. MEMBERS; MEMBERS' MEETINGS..........................................................................13
        7.1 PLACE OF MEETINGS; MANAGER TO PRESIDE................................................................13
        7.2 ANNUAL MEETINGS OF MEMBERS...........................................................................13
        7.3 SPECIAL MEETINGS.....................................................................................13
        7.4 NOTICE OF MEETINGS...................................................................................13
        7.5 VALIDATION OF MEMBERS' MEETINGS......................................................................14
        7.6 ACTIONS WITHOUT A MEETING............................................................................14
        7.7 REQUIRED VOTE........................................................................................14
        7.8 QUORUM AND EFFECT OF VOTE............................................................................14
        7.9 COMPENSATION OF MEMBERS..............................................................................14

ARTICLE VIII. RESTRICTIONS ON TRANSFER OF LLC INTERESTS; ADMISSION OF NEW MEMBERS................................15
        8.1 TRANSFER OR ASSIGNMENT OF INTERESTS..................................................................15
        8.2. RIGHT OF FIRST REFUSAL UPON SALE....................................................................15
        8.3 BUYOUT OPTION........................................................................................16
        8.4 VOID TRANSFERS.......................................................................................17
        8.5 SUBSTITUTION OF MEMBERS..............................................................................17
        8.6 ADMISSION OF NEW MEMBERS.............................................................................17
        8.7 SUBSEQUENT TRANSFERS SUBJECT TO TERMS OF AGREEMENT...................................................18
        8.8 PURCHASE TERMS VARIED BY AGREEMENT...................................................................18

ARTICLE IX. TERMINATION AND DISSOLUTION..........................................................................18
        9.1 DISSOLUTION..........................................................................................18
        9.2 DISASSOCIATION EVENT.................................................................................18
        9.3 STATEMENT OF INTENT TO DISSOLVE......................................................................18
        9.4 CONDUCT OF BUSINESS..................................................................................18
        9.5 DISTRIBUTION OF NET PROCEEDS.........................................................................19

ARTICLE X. BOOKS, RECORDS, REPORTS AND BANK ACCOUNTS.............................................................19
        10.1 MAINTENANCE OF BOOKS AND RECORDS....................................................................19
        10.2 ANNUAL ACCOUNTING...................................................................................20
        10.3 INSPECTION AND AUDIT RIGHTS.........................................................................20
        10.4 BANK ACCOUNTS; FISCAL YEAR AND ACCOUNTING METHOD....................................................20
        10.5 TAX MATTERS.........................................................................................21
        10.6 INCOME TAX ELECTIONS................................................................................21

ARTICLE XI. INDEMNIFICATION OF THE MEMBERS,  MANAGER, AND THEIR AFFILIATES.......................................21
        11.1 INDEMNIFICATION OF THE MEMBERS AND THEIR PRINCIPALS.................................................21
        11.2 EXPENSES............................................................................................21
        11.3 INDEMNIFICATION RIGHTS NON-EXCLUSIVE................................................................22
        11.4 ERRORS AND OMISSIONS INSURANCE......................................................................22
        11.5 ASSETS OF THE LLC...................................................................................22

ARTICLE XII. ISSUANCE OF LLC CERTIFICATES........................................................................22
        12.1 ISSUANCE OF LLC CERTIFICATES........................................................................22
        12.2 TRANSFER OF LLC INTERESTS...........................................................................22
        12.3 LOST, STOLEN OR DESTROYED CERTIFICATES..............................................................23

ARTICLE XIII. AMENDMENTS.........................................................................................23
        13.1 AMENDMENT, ETC. OF OPERATING AGREEMENT..............................................................23
        13.2 AMENDMENT OF ARTICLES OF ORGANIZATION...............................................................23

ARTICLE XIV. REPRESENTATIONS AND ACKNOWLEDGMENTS.................................................................23
        14.1 INVESTMENT REPRESENTATIONS..........................................................................23
        14.2 NO REPRESENTATIONS BY LLC...........................................................................24

ARTICLE XV. MISCELLANEOUS PROVISIONS.............................................................................24
        15.1 COUNTERPARTS........................................................................................24
        15.2 SURVIVAL OF RIGHTS..................................................................................24
        15.3 SEVERABILITY........................................................................................24
        15.4 NOTIFICATION OR NOTICES.............................................................................24
        15.5 GOVERNING LAW.......................................................................................25
        15.6 FURTHER ACTIONS.....................................................................................25
        15.7 ARBITRATION OF DISPUTES.............................................................................25
        15.8 THIRD PARTY BENEFICIARIES...........................................................................25
        15.9 PARTITION...........................................................................................25
        15.10 ENTIRE AGREEMENT...................................................................................25
        15.11 WAIVER.............................................................................................25
        15.12 ATTORNEYS' FEES....................................................................................26
        15.13 CONFIDENTIALITY....................................................................................26

EXHIBIT A Initial Member Names and Addresses;  Initial Capital Contributions and
          Percentage Interests

EXHIBIT B Form of Certificate for LLC Interest

                               SOMA PETROLEUM, LLC

                  LIMITED LIABILITY COMPANY OPERATING AGREEMENT

         This Limited Liability Company Operating Agreement (this "Agreement") is made and entered into effective as of February 27, 2004 by and among the Persons executing this Agreement on the signature pages hereof, with reference to the recitals set forth below.

                                 R E C I T A L S

         WHEREAS, the Member(s) have caused SOMA PETROLEUM, LLC (the "LLC") to be formed pursuant to the provisions of the Nevada Revised Statutes as set forth in Title 7, Chapter 86 (the "Statute"); and

         WHEREAS, the Member(s) do hereby adopt this Agreement as the operating agreement of the LLC.

         NOW, THEREFORE, in consideration of the covenants and the promises made herein, the parties hereto hereby agree as follows.


                                   ARTICLE I.
                         DEFINITIONS AND INTERPRETATION

         1.1......CERTAIN  DEFINITIONS.  In this Agreement,  the following terms have the meanings specified or referred to in this Section 1.1, which shall be equally applicable to both the singular and plural forms.

                  1.1.1 "Adjusted Capital Account Deficit" means, with respect to any Member, the deficit balance, if any, in such Member's Capital Account as of the end of the relevant fiscal year of the LLC, after giving effect to the following adjustments:

                           (i) increase such Capital Account by any amounts which such Member is obligated to contribute to the LLC (pursuant to the terms of this Agreement or otherwise) or is deemed to be obligated to contribute to the LLC pursuant to Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

                            (ii) reduce such Capital Account by the amount of the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4),
         (5) and (6).

                  1.1.2 "Affiliate" means, when used with reference to a specified Person, (i) the Principal of the Person, (ii) any Person directly or indirectly controlling, controlled by or under common control with such Person,
(iii) any Person owning or controlling 10% or more of the outstanding voting interests of such Person and (iv) any relative or spouse of such Person.

                  1.1.3   "Agreement"   means  this  Limited  Liability  Company
Operating Agreement, as originally executed and as amended from time to time.

                  1.1.4  "Articles  of  Organization"   means  the  articles  of
organization filed with the Nevada Secretary of State for the purpose of forming the LLC.

                  1.1.5 "Available Cash Flow" means, with respect to any fiscal year of the LLC or other period, the sum of all cash receipts of the LLC from any and all sources, less all cash disbursements (including loan repayments, capital improvements and replacements) and a reasonable allowance for Reserves, contingencies and anticipated obligations, as determined by the Manager.

                  1.1.6 "Capital Contribution" means any money, property or services rendered, or a promissory note or other binding obligation to contribute money, property or services, that a Member contributes to the LLC as capital in such Member's capacity as a Member and pursuant to an agreement among the Members, including an agreement as to the value of such contribution.

                  1.1.7 "Code" means the Internal Revenue Code of 1986, as amended.


                  1.1.8 "Depreciation" means, for each fiscal year of the LLC or other period, an amount equal to the depreciation, amortization or other cost recovery reduction allowable with respect to an asset for such fiscal year or other period.

                  1.1.9 "Disassociation Event" means the death, retirement, resignation, expulsion, bankruptcy or dissolution of a Member, or any other event that terminates the continued membership in the LLC of a Member.

                  1.1.10 "Economic Interest" means a Person's right to share in the Net Profits, Net Losses or similar items of, and to receive distributions from, the LLC, but does not include any other rights of a Member including the right to vote or to participate in the management of the LLC or, except as provided in Section 10.3, any right to information concerning the business and affairs of the LLC.

                  1.1.11 "LLC Interest" or "Interest" means an ownership interest in the LLC, which includes the Economic Interest, the right to vote or participate in the management of the LLC and the right to information concerning the business and affairs of the LLC, as provided in this Agreement and under the Statute. The Interests of the Members, and any portion thereof, constitute the personal property of the holders thereof.

                  1.1.12 "LLC Minimum Gain" means the amount determined by computing with respect to each nonrecourse liability of the LLC, the amount of gain (of whatever character), if any, that would be realized by the LLC if it disposed (in a taxable transaction) of the Property subject to such liability in full satisfaction thereof, and by then aggregating the amounts so computed as set forth in Regulations Section 1.704-2(d).

                  1.1.13 "Majority in Interest of the Members" means with respect to any date of determination more than 50% of the interests of the Members in the current profits and capital of the LLC.

                  1.1.14 "Manager" means each Person designated or elected to manage the LLC pursuant to Section 6.1 of this Agreement.

                  1.1.15 "Member Nonrecourse Debt" has the meaning set forth in Regulations Section 1.704-2(b)(4).

                  1.1.16 "Member Nonrecourse Debt Minimum Gain" means an amount, with respect to each Member Nonrecourse Debt, equal to the LLC Minimum Gain that would result if such Member Nonrecourse Debt were treated as a nonrecourse liability of the LLC, determined in accordance with Regulations Sections 1.704-2(i)(2) and (3).

                  1.1.17 "Member Nonrecourse Deductions" has the meaning set forth in Regulations Section 1.704-2(i)(2). The amount of Member Nonrecourse Deductions with respect to a Member Nonrecourse Debt for a fiscal year of the LLC equals the excess (if any) of the net increase (if any) in the amount of Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt during that fiscal year over the aggregate amount of any distributions during that fiscal year to the Member that bears (or is deemed to bear) the economic loss for such Member Nonrecourse Debt to the extent such distributions are from the proceeds of such Member Nonrecourse Debt and are allocable to an increase in Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(2).

                  1.1.18 "Member" means a Person who is a signatory to this Agreement, as the same may be amended from time to time, and who has not resigned, withdrawn or been expelled as a Member or, if other than an individual, been dissolved.

                  1.1.19 "Net Profits" and "Net Losses" mean, for each fiscal year of the LLC or other period, an amount equal to the LLC's taxable income or loss for such fiscal year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

                           (i) Any income of the LLC that is exempt from Federal income tax and not otherwise taken into account in computing Net Profits or Net Losses shall be added to such taxable income or loss;

                           (ii) Any  expenditures  of the LLC  described in Code
         Section 705(b)(2)(B) or treated as Code Section 705(b)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i) and not otherwise taken into account in computing Net Profits or Net Losses shall be subtracted from such taxable income or loss;

                           (iii) Gain or loss resulting from any disposition of Property with respect to which gain or loss is recognized for Federal income tax purposes shall be computed by reference to the fair market value of the Property disposed of, notwithstanding that the adjusted tax basis of such Property differs from its fair market value;

                           (iv) In lieu of depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such fiscal year or other period, computed in accordance with the Section
         1.1.8 hereof, and

                           (v) Notwithstanding any other provision of this subsection, any items of income, gain, loss or deduction which are specifically allocated shall not be taken into account in computing Net Profits or Net Losses.

                  1.1.20 "Percentage Interests" of the Members shall be as set forth on Exhibit A hereto, as the same may be amended from time to time in accordance with this Agreement or supplemented by a register of Interests or any other books and records maintained in conformity with this Agreement by the LLC or its transfer agent or registrar for the purpose of recording the interests of the LLC's Interest holders.

                  1.1.21 "Person" means any individual, partnership, limited partnership, corporation, trust, estate, association, limited liability company or other entity, whether domestic or foreign.

                  1.1.22 "Principal" means the individual who is in ultimate control of a Member.

                  1.1.23 "Property" means all assets of the LLC, both tangible and intangible, or any portion thereof.

                  1.1.24 "Regulations" means the Federal income tax regulations promulgated by the Treasury Department under the Code, as such regulations may be amended from time to time.

                  1.1.25 "Reserves" means funds set aside from Capital Contributions or gross cash revenues as reserves. Such Reserves shall be maintained in amounts reasonably deemed sufficient by the Manager for working capital and the payment of taxes, insurance, debt service, repairs, replacements, renewals or other costs or expenses incident to the business of the LLC.

         1.2 OTHER DEFINED TERMS. The following terms have the meanings defined for such terms in the Sections set forth below:

         Term                                                           Section

         Arbitrator                                                        15.7
         Buyout Event                                                     8.3.1
         Buyout Notice                                                    8.3.1
         Buyout Option                                                    8.3.1
         Capital Account                                                  3.4.3
         Departing Member                                                 8.3.1
         Fair Market Value                                                8.3.2
         Indemnitee                                                        11.1
         LLC                                                           Recitals
         LLC Certificate                                                   12.1
         Period of Duration                                                 2.5
         Permitted Transfer                                                 8.1
         Remaining Member                                                 8.3.1
         Sale Notice                                                      8.2.1
         Statute                                                       Recitals
         Transfer                                                           8.1
         Vote                                                               7.7

         1.3 INTERPRETATION. As used in this Agreement, the word "including" means without limitation, the word "or" is not exclusive and the words "herein," "hereof," "hereto" and hereunder refer to this Agreement as a whole. Unless the context otherwise requires, references herein: (i) to Articles, Sections and Exhibits mean the Articles and Sections of and the Exhibits attached to this Agreement, (ii) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and by this Agreement and (iii) to a statute means such statute as amended from time to time and includes any successor legislation thereto. The Exhibits referred to herein shall be construed with and as an integral part of this Agreement to the same extent as if they were set forth verbatim herein. Titles to Articles and headings of Sections are inserted for convenience of reference only and shall not be deemed a part of or to affect meaning or interpretation of this Agreement. The language herein shall be in all cases construed simply according to its fair meaning and not strictly for or against any of the Members.


                                   ARTICLE II.
                              INTRODUCTORY MATTERS

         2.1 FORMATION OF LLC. The parties have formed the LLC pursuant to the provisions of the Statute by filing the Articles of Organization with the Nevada Secretary of State. The rights and liabilities of the Members shall be determined pursuant to the Statute and this Agreement. To the extent that the rights or obligations of any Member are different by reason of any provision of this Agreement than they would be in the absence of such provision, this Agreement shall, to the extent permitted by the Statute, control.

         2.2 NAME; PRINCIPAL OFFICE; AGENT. The name of the LLC is "SOMA PETROLEUM, LLC." The LLC shall maintain its principal place of business at 468 North Camden Drive, Suite 244, Beverly Hills, CA 90210, or at any other location mutually agreed upon by the Members. The name and address of the LLC's agent for service of process is GKL Resident Agents/Filings, Inc., 1000 East William Street, Carson city, Nevada 89701.

         2.3 PERIOD OF DURATION. The period of duration of the LLC (the "Period of Duration") shall be in perpetuity, unless the LLC is sooner terminated or dissolved in accordance with the provisions of this Agreement.

         2.4 BUSINESS AND PURPOSE OF THE LLC. The purpose of the LLC is to engage in any lawful activities for which a limited liability company may be organized under the Statute, provided that the LLC shall not conduct any banking, insurance or trust company business. Specifically, the LLC has been formed to develop and procure oil, gas and mineral rights in Somaliland.

         2.5 TITLE TO ALL PROPERTIES. Real and personal property owned or purchased by the LLC shall be held and owned, and conveyance made, in the name of the LLC. Instruments and documents providing for the acquisition, mortgage or disposition of Property of the LLC shall be valid and binding upon the LLC, except as otherwise limited by this Agreement, if executed by the Manager of the LLC.


                                  ARTICLE III.
                        MEMBERS AND CAPITAL CONTRIBUTIONS

         3.1 MEMBERS; NO PERSONAL LIABILITY. The name, present mailing address and Percentage Interest of each Member is set forth on Exhibit A hereto. No Member shall have any personal liability for any obligation of the LLC, except as expressly provided by law.

         3.2 INITIAL CAPITAL CONTRIBUTIONS. Upon execution of this Agreement, each Member shall contribute to the LLC cash in the amount set forth beside such Member's name under the heading "Member's Capital Contribution" on Exhibit A hereto.

         3.3 ADDITIONAL CONTRIBUTIONS. Except as may be otherwise expressly set forth herein, no Member shall be required to make any additional Capital Contributions or loan or caused to be loaned to the LLC any money or other assets.

         3.4      RIGHTS WITH RESPECT TO CAPITAL.

                  3.4.1 LLC Capital. Except as otherwise provided in this Agreement, no Member shall have the right to withdraw or receive any return of its Capital Contribution, and no Capital Contribution may be returned in a form of property other than cash.

                  3.4.2  No  Interest  on  Capital   Contributions.   Except  as
expressly provided in this Agreement, no Capital Contribution of any Member shall bear any interest or otherwise entitle the contributing Member to any compensation for the use of contributed capital.

                  3.4.3  Establishment of Capital  Accounts.  A separate capital account (each, a "Capital Account") shall be maintained for each Member. For book purposes, each Member's Capital Account will be separated into a contribution account and an income (loss) account and will be maintained according to generally accepted accounting principles consistently applied. Sections 3.5 and 3.6 below describe the appropriate accounting treatment for tax purposes of the Capital Accounts.

         3.5      GENERAL RULES FOR ADJUSTMENT OF CAPITAL ACCOUNTS.

                  3.5.1 Increases. The Capital Account of a Member shall be increased by:

                           (i) Such Member's cash contributions;

                           (ii)  The  agreed  fair  market   value  of  property
         contributed by such Member (net of liabilities secured by such contributed property that the LLC is deemed to assume or take subject to under Code Section 752); and

                           (iii) All items of LLC income and gain (including income and gain exempt from tax) allocated to such Member pursuant to
         Article IV or other provisions of this Agreement.

                  3.5.2 Decreases. The Capital Account of a Member shall be decreased by:

                           (i) The amount of cash distributed to such Member;

                           (ii) The agreed fair market value of all actual and deemed distributions of property made to such Member pursuant to this Agreement (net of liabilities secured by such distributed property that the Member is deemed to assume or take subject to under Code Section
         752); and

                           (iii) All items of LLC deduction and loss allocated to such Member pursuant to Article IV or other provisions of this Agreement.

         3.6      SPECIAL RULES WITH RESPECT TO CAPITAL ACCOUNTS.

                  3.6.1 Time of Adjustment for Capital Contributions. For purposes of computing the balance in a Member's Capital Account, no credit shall be given for any Capital Contribution which such Member is to make until such contribution is actually made.

                  3.6.2 Intent to Comply with Treasury Regulations. The provisions of Section 3.5 and this Section 3.6 and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent therewith. To the extent such provisions are inconsistent with such Regulations Section or are incomplete with respect thereto, the Capital Accounts shall be maintained in such manner as is required to comply with such Regulations Section.

         3.7 TRANSFEREE'S CAPITAL ACCOUNT. In the event a Member or the holder of an Economic Interest transfers an Interest in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred Interest.


                                   ARTICLE IV.
                        ALLOCATION OF PROFITS AND LOSSES

         4.1 ALLOCATION OF NET PROFITS AND NET LOSSES. Except as otherwise provided in this Article IV, Net Profits and Net Losses in each fiscal year of the LLC shall be allocated among the Members as follows:

                  4.1.1 Net Profits. After giving effect to any special or other overriding allocations set forth in this Article IV, Net Profits shall be allocated among the Members as follows:
                           (i) first, in proportion to and up to the amounts of Net Losses allocated for previous fiscal years of the LLC pursuant to
         Section 4.1.2(ii) and not previously affected by allocations pursuant to this Section 4.1.1(i);

                           (ii) second, in proportion to and up to the amounts of Net Losses allocated for previous fiscal years of the LLC pursuant to Section 4.1.2(i) and not previously affected by allocations pursuant to this Section 4.1.1(ii); and

                           (iii) thereafter, to the Members in accordance with their respective Percentage Interests.

                  4.1.2 Allocation of Net Losses. After giving effect to any special or other overriding allocations set forth in this Article IV, Net Losses shall be allocated among the Members as follows:

                           (i) first, in proportion and to the extent of the Members' positive adjusted Capital Accounts; and

                           (ii) thereafter, to the Members in accordance with their respective Percentage Interests.

         4.2 RESIDUAL ALLOCATIONS. Except as otherwise provided in this Agreement, all items of LLC income, gain, loss, deduction and any other allocations not otherwise provided for shall be divided among the Members in the same proportions as they share Net Profits or Net Losses, as the case may be, for the applicable fiscal year of the LLC.

         4.3 QUALIFIED INCOME OFFSET. If any Member unexpectedly receives any adjustments, allocation or distributions described in clauses (4), (5) or (6) of Regulations Section 1.704-1(b)(2)(ii)(d), items of LLC income shall be specially allocated to such Member in an amount and manner sufficient to eliminate the Adjusted Capital Account Deficit created by such adjustments, allocations or distributions as quickly as possible. This Section 4.3 is intended to constitute a "qualified income offset" within the meaning of Regulations Section 1.704-1(b)(2)(ii)(d)(3).

         4.4 MINIMUM GAIN CHARGEBACK. If there is a net decrease in LLC Minimum Gain during a fiscal year, each Member will be allocated, before any other allocation under this Article IV, items of income and gain for such fiscal year (and, if necessary, subsequent years) in proportion to and to the extent of an amount equal to such Member's share of the net decrease in LLC Minimum Gain determined in accordance with Regulations Section 1.704-2(g)(2). This Section
4.4 is intended to comply with, and shall be interpreted consistently with, the "minimum gain chargeback" provisions of Regulations Section 1.704-2(f).

         4.5 MEMBER NONRECOURSE DEBT MINIMUM GAIN CHARGEBACK. Notwithstanding any other provision of this Article IV, but except Section 4.4, if there is a net decrease in Member Nonrecourse Debt Minimum Gain attributable to a Member Nonrecourse Debt during any fiscal year of the LLC, each Member who has a share of the Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Treasury Regulations Section 1.704-2(i)(5), shall be specially allocated items of LLC income and gain for such year (and, if necessary, subsequent years) in an amount equal such Member's share of the net decrease in Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Regulations
Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(i)(4). This Section 4.5 is intended to comply with a minimum gain chargeback requirement of that Section of the Regulations and shall be interpreted consistently therewith.

         4.6 MEMBER NONRECOURSE DEDUCTIONS. Any Member Nonrecourse Deductions for any fiscal year of the LLC or other period shall be specially allocated to the Member who bears (or is deemed to bear) the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i)(2).

         4.7 SPECIAL ALLOCATIONS. Any special allocations of items of Net Profits pursuant to Sections 4.4, 4.5 and 4.6 shall be taken into account in computing subsequent allocations of Net Profits pursuant to Section 4.1, so that the net amount of any items so allocated and the gain, loss and any other item allocated to each Member pursuant to Section 4.1 shall, to the extent possible, be equal to the net amount that would have been allocated to each such Member pursuant to the provisions of this Article IV if such special allocations had not occurred.

         4.8 FEES TO MEMBERS OR  AFFILIATES.  Notwithstanding  the provisions of
Section 4.1, in the event that any fees, interest or other amounts paid to any Member or any Affiliate thereof pursuant to this Agreement or any other agreement between the LLC and any Member or Affiliate thereof providing for the payment of such amount, and deducted by the LLC in reliance on Section 707(a) and/or 707(c) of the Code, are disallowed as deductions to the LLC on its federal income tax return and are treated as LLC distributions, then:

                  (i) the Net Profits or Net Losses, as the case may be, for the fiscal year of the LLC in which such fees, interest, or other amounts were paid shall be increased or decreased, as the case may be, by the amount of such fees, interest or other amounts that are treated as LLC distributions; and

                  (ii) there shall be allocated to the Member to which (or to whose Affiliate) such fees, interest or other amounts were paid, prior to the allocations pursuant to Section 4.1, an amount of gross income for such fiscal year equal to the amount of such fees, interest or other amounts that are treated as LLC distributions.

         4.9 SECTION 704(c) ALLOCATION. Any item of income, gain, loss and deduction with respect to any property (other than cash) that has been contributed by a Member to the capital of the LLC and which is required or permitted to be allocated to such Member for income tax purposes under Section 704(c) of the Code so as to take into account the variation between the tax basis of such property and its fair market value at the time of its contribution shall be allocated to such Member solely for income tax purposes in the manner so required or permitted.


                                   ARTICLE V.
                                  DISTRIBUTIONS

         5.1 AVAILABLE CASH FLOW. Subject to applicable law, the Manager from time to time may elect to distribute Available Cash Flow of the LLC to the Members in proportion to their Percentage Interests as of the time of such distribution. For purposes of allocations of Net Profits pursuant to Section 4.1.1, Available Cash Flow attributable to a specific fiscal year of the LLC shall be deemed distributed as of the end of such fiscal year.

         5.2 LIQUIDATING DISTRIBUTIONS. If the LLC is liquidated, the assets of the LLC shall be distributed to the Members in accordance with the balances in their respective Capital Accounts, after giving effect to all Capital Contributions, distributions and allocations for all periods. Distributions to the Members pursuant to this Section 5.2 shall be made in accordance with
Section 1.704-1(b)(2)(ii)(b)(2) of the Regulations.


                                   ARTICLE VI.
                        RIGHTS, DUTIES, OBLIGATIONS AND
                      COMPENSATION OF MANAGER AND OFFICERS

         6.1 MANAGER. The LLC shall be managed initially by Haggai Ravid. A Manager need not be a Member or an individual.

                  6.1.1 Duties of the Manager. The Manager shall function collectively as the general manager and chief executive officer of the LLC and have, subject to the control of the Members, general supervision, direction and control of the business of the LLC. The Manager shall have such rights, duties and powers as are specified in this Agreement, or conferred upon the Manager by a Vote of the Members.

                  6.1.2 Execution of Documents. To the extent practicable, the Manager shall operate the business and affairs of the LLC in consultation with one another, but notwithstanding the provisions of this Section 6.1, and except as set forth in Section 6.2 hereof, any Manager acting alone may execute any contract, deed, lease, agreement or other instrument on behalf of the LLC, and the execution thereof by a Manager shall be conclusive evidence in favor of every Person relying thereon or claiming thereunder that such contract, deed, lease, agreement or other instrument, when executed and delivered by such Manager, was duly authorized by the Members and/or the Manager, as appropriate; provided, however, that any action by the Manager with respect to the matters set forth in Section 6.2 hereof shall be authorized by a majority of the Manager in the manner set forth in this Section 6.1.

                  6.1.3 Election. Each Manager shall hold office until such Manager's successor has been elected by a Vote of the Members and has qualified, unless such Manager earlier resigns or is removed or otherwise disqualified to serve. In voting for Manager, each Member shall have a number of votes equal to such Member's Percentage Interest in the LLC. The candidate for a Manager position who receives the most Member votes cast with respect to such position shall succeed thereto.

                  6.1.4 Subordinate Officers. The Members may appoint a secretary, a chief financial officer and such other officers as the business of the LLC may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in this Agreement, or as the Members may determine.

                  6.1.5 Removal and Resignation. Any Manager or other officer of the LLC may be removed, with or without cause, by a Vote of the Members. Any Manager or other officer of the LLC may resign at any time without prejudice to any rights of the LLC under any contract to which the Manager or other officer of the LLC is a party, by giving written notice to the Members or to the Manager, as applicable. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                  6.1.6 Vacancies. A vacancy among the Manager or in any office because of death, resignation, removal, disqualification or any other cause shall be filled by a Vote of the Members through the appointment of a successor Manager or officer who shall hold office for the unexpired term.

                  6.1.7 Meetings. Any meetings of the Manager shall be held at the principal office of the LLC, unless some other place is designated in the notice of the meeting. Any Manager may participate in a meeting through use of a conference telephone or similar communication equipment so long as all Manager participating in such a meeting can hear one another. Accurate minutes of any meeting of the Manager shall be maintained by the officer designated by the Manager for that purpose.

                  6.1.8 Regular Meetings. Meetings of Manager shall not be required. Regular meetings of the Manager may be held immediately following the adjournment of any annual meeting of the Members at which the Manager are elected. No notice need be given of such regular meetings.

                  6.1.9 Special Meetings. Special meetings of the Manager for any purpose may be called at any time by any Manager. At least 48 hours notice of the time and place of a special meeting of the Manager shall be delivered personally to the Manager or personally communicated to them by an officer of the LLC by telephone, telegraph or facsimile. If the notice is sent to a Manager by letter, it shall be addressed to such Manager at his, her or its last known business address as it is shown in the records of the LLC. In case such notice is mailed, it shall be deposited in the United States mail, first-class postage, prepaid, in the place in which the principal office of the LLC is located at least four days prior to the time of the holding of the meeting. Such mailing, telegraphing, telephoning or delivery as above provided shall be considered due, legal and personal notice to such Manager.

                  6.1.10 Meetings Without Notice. Notice of a meeting need not be given to any Manager who signs a waiver of notice, a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such Manager. All such waivers, consents and approvals shall be filed with the LLC's records or made a part of the minutes of the meeting.

                  6.1.11 Written Consent in Lieu of Meetings. Any action required or permitted to be taken by the Manager may be taken without a meeting and will have the same force and effect as if taken by a vote of the Manager at a meeting properly called and noticed, if authorized by a writing signed individually or collectively by all, but not less than all, of the Manager. Any such consent shall be filed with the records of the LLC.

                  6.1.12 Quorum. A majority of the total number of incumbent Manager shall be necessary to constitute a quorum for the transaction of business at any meeting of the Manager, and except as otherwise provided in this Agreement or by the Statute, the action of a majority of the Manager present at any meeting at which there is a quorum, when duly assembled, is valid. A meeting at which a quorum is initially present may continue to transact business, notwithstanding the withdrawal of Manager, if any action taken is approved by a majority of the required quorum for such meeting.

         6.2 LIMITATIONS ON RIGHTS AND POWERS. Except by a Vote of the Members which is evidenced in writing, neither the Manager nor any officers of the LLC shall have the authority to:

                  (i) Enter into or commit to any agreement, contract, commitment or obligation on behalf of the LLC obligating any Member or Principal to fund additional capital, to make or guarantee a loan or to increase its personal liability either to the LLC or to third parties;

                  (ii) Permit the LLC's funds to be commingled with the funds of any other Person;

                  (iii) Do any act in contravention of this Agreement;

                  (iv) Do any act which would make it impossible to carry on the business of the LLC;

                  (v) Confess a judgment against the LLC; or

                  (vi) Sell, exchange or otherwise dispose of all or substantially all of the assets of the LLC, whether in a single transaction or in a series of related transactions, or merge the LLC with or into any other limited liability company, limited partnership, corporation or other entity.

         6.3 COMPENSATION OF MANAGER. The LLC shall pay to the Manager such salary and other benefits as shall be approved from time to time by a Vote of the Members. The LLC shall reimburse the Manager for any expense paid by a Manager that properly is to be borne by the LLC.


                                  ARTICLE VII.
                           MEMBERS; MEMBERS' MEETINGS

         7.1 PLACE OF MEETINGS; MANAGER TO PRESIDE. Meetings of the Members shall be held at the principal office of the LLC or at such other location as may be reasonably designated by the Manager. The Manager shall preside at all meetings of the Members.

         7.2 ANNUAL MEETINGS OF MEMBERS. Annual meetings of the Members shall not be required. An annual meeting of the Members may be held at such date, time and place within or without the State of Nevada as the Manager may determine from time to time. At any annual meeting, the Members may elect the Manager and transact such other business as may be properly brought before the meeting. Notwithstanding the foregoing, the Manager shall not be under any obligation to convene an annual meeting of the Members unless requested to do so in writing by a Majority in Interest of the Members.

         7.3 SPECIAL MEETINGS. Special meetings of the Members may be called at any time by any Manager or by one or more Members holding in the aggregate more than 10% of the Percentage Interests. Upon receipt of a written request, which request may be mailed or delivered personally to the Manager, from any Person entitled to call a special meeting of Members, the Manager shall cause notice to be given to the Members that a meeting will be held at a time requested by the Person or Persons calling the meeting, which time for the meeting shall be not less than 10 nor more than sixty 60 days after the receipt of such request. If such notice is not given within 20 days after delivery of such request to the Manager, the Persons calling the meeting may give notice thereof in the manner provided by this Agreement.

         7.4 NOTICE OF MEETINGS. Except as provided in Section 7.3 with respect to special meetings, notice of meetings shall be given by the Manager to the Members in writing not less than 10 nor more than 60 days before the date of the meeting. Notices for regular and special meetings shall be given personally, by mail or by facsimile, and shall be sent to each Member's last known business address appearing on the books of the LLC. Such notice shall be deemed given at the time it is delivered personally, deposited in the mail or sent by facsimile. Notice of any meeting of Members shall specify the place, the day and the hour of the meeting, and (i) in case of a special meeting, the general nature of the business to be transacted, or (ii) in the case of an annual meeting, those matters which the Manager, at the date of mailing, intend to present for action by the Members.

         7.5 VALIDATION OF MEMBERS' MEETINGS. Business transacted at a meeting of Members which was not called or noticed pursuant to the provisions of Section
7.3 or 7.4 shall be valid as though transacted at a meeting duly held after regular call and notice, if Members holding in the aggregate more than 50% of the Percentage Interests are present, and if, either before or after the meeting, each of the Members entitled to vote but not present (whether in person or by proxy, as that term is used in the Statute) at the meeting signs a written waiver of notice, a consent to the holding of such meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the records of the LLC. Attendance at a meeting shall constitute a waiver of notice, unless an objection is made at the beginning of the meeting that it was not duly called or convened.

         7.6 ACTIONS WITHOUT A MEETING. Any action which may be taken at any annual or special meeting of Members may be taken without a meeting and without prior notice if a consent in writing, setting forth the action so taken, shall be signed by Members holding in the aggregate the number of votes equal to or greater than the number of votes required to approve such action at a meeting of the Members. Notwithstanding the foregoing, unless the consents of all of the Members have been given in writing, notice of any approval of (i) an amendment to this Agreement or the Articles of Organization, (ii) a dissolution of the LLC pursuant to clause (ii) of Section 9.1 hereof or (iii) a merger of the LLC as provided in Section 17551 of the Statute shall be given at least 10 days before the consummation of any such action to each Member whose consent was not so obtained. Any Member giving a written consent may revoke the consent by a writing received by the LLC prior to the time that written consents of Members required to authorize the proposed action have been filed with the LLC. Any such revocation shall be effective upon its receipt by the LLC.

         7.7 REQUIRED VOTE. Unless otherwise expressly set forth in this Agreement or required by the terms of the Statute, Code or applicable Regulations thereunder, the affirmative vote of at least a Majority in Interest of the Members (a "Vote"), wherein each Member casts a number of votes equal to the Member's Percentage Interest in the LLC, shall constitute the approval of the Members.

         7.8 QUORUM AND EFFECT OF VOTE. A Majority in Interest of the Members shall constitute a quorum at all meetings of the Members for the transaction of business, and a Vote of the Members shall be required to approve any action, unless a greater vote is required or a lesser vote is provided for by this Agreement or by the Statute. Each Member shall have a number of votes equal to the Percentage Interest held by such Member, provided that if, pursuant to the Statute or the terms of this Agreement, a Member is not entitled to vote on a specific matter, then such Member's number of votes and Percentage Interest shall not be considered for purposes of determining whether a quorum is present, or whether approval by Vote of the Members has been obtained in respect of such specific matter.

         7.9 COMPENSATION OF MEMBERS. Except as expressly permitted by this Agreement or any other duly authorized and approved written agreement, the LLC shall pay no compensation to any Member or any Principal of any Member for their services to the LLC.


                                  ARTICLE VIII.
                         RESTRICTIONS ON TRANSFER OF LLC
                       INTERESTS; ADMISSION OF NEW MEMBERS

         8.1 TRANSFER OR ASSIGNMENT OF INTERESTS. No transfer, sale, hypothecation, pledge, encumbrance, assignment or other disposition (each of the foregoing, a "Transfer") of a Member's Interest, or any part thereof, will be valid without the consent of a Majority in Interest of the Members. Any Transfer of an Interest, including an involuntary Transfer, which does not satisfy the requirements of this Section 8.1 shall be subject to the provisions of Section
8.3 hereof; provided, however, that any Transfer by a Member to a trust or other entity wholly owned by or established for the benefit of such Member, or to a parent, spouse, sibling or descendant of such Member or to a trust established exclusively for the benefit of one or more of such Persons (any such Transfer, a "Permitted Transfer"), shall not require consent pursuant to this Section 8.1.

         8.2. RIGHT OF FIRST REFUSAL UPON SALE. Other than with respect to Permitted Transfers, in the event that any Member receives a bona fide offer for the purchase and sale of all or any portion of such Member's Interest, the Member shall first offer to sell such Interest or portion thereof to the other Members and to the LLC in accordance with the provisions of this Section 8.2.

                  8.2.1 Notice of Offer to Sell. Promptly following the receipt of an offer to purchase all or any portion of his, her or its Interest, a Member shall deliver a written notice (the "Sale Notice") to the LLC and the other Members stating (i) such Member's bona fide intention to sell his, her or its Interest, (ii) the name and address of the proposed transferee, (iii) the Interest or portion thereof to be sold and (iv) the purchase price and terms of payment upon which the Member proposes to sell such Interest.

                  8.2.2 Right of First Refusal. Within 90 days after receipt of the Sale Notice, the LLC and the Members electing to purchase the Interest subject to the Sale Notice shall have the first right to purchase or obtain such Interest upon the price and terms of payment designated in the Sale Notice. If the Sale Notice provides for the payment of non-cash consideration, the LLC and the purchasing Members each may elect to pay the consideration in cash equal to the good faith estimate of the present fair market value of the non-cash consideration offered, as determined by the Manager or, in the absence of an agreement among the Manager as to such value, by a nationally recognized firm of appraisers jointly selected by the Manager.

                  8.2.3 Election to Exercise Right of First Refusal. Within 30 days after receipt of the Sale Notice, each non-selling Member shall notify the Manager in writing of his, her or its desire to purchase a portion of the Interest subject to the Sale Notice. The failure of any Member to so notify the Manager within the applicable period shall constitute an election on the part of that Member not to purchase any portion of the Interest subject to the Sale Notice. Each Member so electing to purchase shall be entitled to purchase a portion of such Interest in the same proportion that the Percentage Interest of such Member bears to the aggregate of the Percentage Interest of all of the Members electing to so purchase the Interest subject to the Sale Notice. In the event any Member elects to purchase none or less than all of his, her or its pro rata share of such Interest, then the other Members can elect to purchase more than their pro rata share. If such Members fail to purchase the entire Interest subject to the Sale Notice, the LLC may purchase any remaining share of such Interest.

                  8.2.4 Lapse of Right of First Refusal. If the LLC or the other Members elect not to purchase or obtain all of the Interest subject to the Sale Notice, then the selling Member may sell the Interest described in the Sale Notice to the proposed transferee, provided such sale (i) is completed within 30 days after the expiration of the LLC's and the other Members' right to purchase such Interest, (ii) is made on terms no less favorable to the selling Member than as designated in the Sale Notice and (iii) the requirements of Section 8.1 have been met. If such Interest is not so sold, the selling Member must give notice in accordance with this Section 8.2. prior to any subsequent sale of such Member's Interest.

         8.3      BUYOUT OPTION.

                  8.3.1 Buyout Notice. Any Member (a "Remaining Member") or its designated Affiliate shall have the right (the "Buyout Option") to purchase all, but not less than all, of the LLC Interest of any other Member (a "Departing Member") in the event the Departing Member Transfers any portion of such Member's LLC Interest other than as permitted pursuant to Section 8.1 hereof (a "Buyout Event"). Within 30 days of receipt of notice of a Buyout Event, the Remaining Member shall give written notice (the "Buyout Notice") to the Departing Member of the Remaining Member's desire to purchase the Departing Member's LLC Interest. In the event that there is more than one Remaining Member at the time a Buyout Event occurs, the Remaining Members shall be entitled to exercise the Buyout Option pro rata in accordance with their respective Percentage Interests.

                  8.3.2 Purchase Price of the Departing Member's LLC Interest. The purchase price of the Departing Member's LLC Interest shall be the Fair
Market Value thereof. For purposes hereof, the "Fair Market Value" of such Interest shall be such value as is mutually agreed upon among the Members (which term shall include, for purposes of this Section 8.3.2, the Departing Member's legal representatives); provided, however, that in the event that such Persons are unable to agree upon a Fair Market Value within 30 days of the date of the Buyout Notice, the Fair Market Value shall be determined by an independent appraiser affiliated with a nationally recognized firm of accountants, appraisers or investment bankers and selected by the Manager in the exercise of their reasonable discretion. The appraiser shall render a written report setting forth its determination of Fair Market Value as promptly as possible, and the Transfer incident to the exercise of the Buyout Option shall be made within 15 days after such determination has been made. In making such determination, the appraiser shall value the LLC as a going concern and shall take into consideration (i) the transferability and liquidity of the Departing Member's Interest, (ii) the fact that additional capital may be required, from time to time, in connection with the business of the LLC and (iii) the economic risk and liability associated with the ownership of such Interest. Absent manifest error, the appraiser's determination of Fair Market Value shall be final and binding on all parties. The fees and expenses of any appraiser shall be paid by the LLC.

                  8.3.3 Exercise Terms. The Buyout Notice shall specify the date on which the Transfer pursuant to an exercise of the Buyout Option shall be consummated, which date shall be no earlier than 30 days nor later than 90 days from the date of the Buyout Notice, unless otherwise agreed by the Remaining Member and the Departing Member. Except as may be otherwise agreed by the Remaining Member and the Departing Member, the Remaining Member shall pay at least 20% of the purchase price for the Departing Member's LLC Interest in cash, with the balance of the purchase price payable pursuant to a promissory note bearing interest at 110% of the then current applicable federal rate for mid-term obligations (as determined pursuant to Section 7872 of the Code). Such note shall be payable in equal installments of principal and interest over a period not to exceed five years. Any such promissory note may be prepaid at any time without premium or penalty. The Departing Member's LLC Interest shall be transferred free and clear of all liens and encumbrances and, except as otherwise provided, the Departing Member shall be released at the closing from any guarantees, obligations, liabilities or similar undertakings to third parties given by such Member on behalf of the LLC.

                  8.3.4 Further Cooperation. On the closing of the purchase and sale of the Departing Member's LLC Interest pursuant to an exercise of the Buyout Option, each Member shall execute, acknowledge and deliver to each other Member such instruments, and take such actions, as each Member may reasonably request in order to effect the purchase and sale of the LLC Interest pursuant to the terms and conditions of this Section 8.3.

                  8.3.5 LLC Option. In the event the Remaining Member elects not to exercise any of its rights under this Section 8.3, the LLC, at its election, may assume such rights.

         8.4 VOID TRANSFERS. If the Manager determine in their sole discretion that any Transfer would cause the termination of the LLC under the Code, then such Transfer shall be null and void.

         8.5 SUBSTITUTION OF MEMBERS. A transferee of an Interest shall become a substitute Member, provided that (i) the Transfer was valid under Section 8.1 hereof and not voided by the Manager pursuant to Section 8.4 hereof, (ii) the transferee has become a party to this Agreement and (iii) the transferee pays any reasonable expenses in connection with his, her or its admission as a Member. A transferee who becomes a substituted Member has, to the extent transferred, all of the rights, powers and duties of a Member under this Agreement and the Statute.

         8.6 ADMISSION OF NEW MEMBERS. A new Member may be admitted into the LLC only upon the consent of a Majority in Interest of the Members. The amount of Capital Contribution, if any, which must be made by a new Member shall be determined by the Vote of all existing Members. A new Member shall not be deemed admitted into the LLC until the Capital Contribution required of such Person shall have been made and such Person has become a party to this Agreement and made any and all investment representations deemed necessary or advisable by the Manager in their sole discretion.

         8.7 SUBSEQUENT TRANSFERS SUBJECT TO TERMS OF AGREEMENT. After the consummation of any Transfer of any part of an LLC Interest, the Interest or portion thereof so transferred shall continue to be subject to the terms and provisions of this Agreement and any further Transfers shall be required to comply with all the terms and provisions hereof.

         8.8 PURCHASE TERMS VARIED BY AGREEMENT. Provided that the restrictions set forth in this Agreement have been satisfied, nothing contained herein is intended to prohibit Members from agreeing upon other terms and conditions for the purchase by the LLC or any other Member of the Interest (or any portion thereof) of any Member desiring to retire, withdraw or resign.


                                   ARTICLE IX.
                           TERMINATION AND DISSOLUTION

         9.1 DISSOLUTION. The LLC shall be dissolved upon the occurrence of any of the following events:

                  (i) When the Period of Duration of the LLC expires;

                  (ii) The written approval by a Majority in Interest of the Members to dissolve the LLC;

                  (iii) The sale of all or substantially all of the assets of the LLC and the distribution to the Members of the proceeds thereof; or

                  (iv) Except as otherwise set forth in this Agreement, any other event causing a dissolution of the LLC under the Statute.

         9.2 DISASSOCIATION EVENT. The occurrence of a Disassociation Event shall not constitute a dissolution or termination of the LLC.

         9.3 STATEMENT OF INTENT TO DISSOLVE. As soon as possible after the occurrence of any of the events specified in Section 9.1 above, the LLC shall execute a Statement of Intent to Dissolve in such form as prescribed by the Nevada Secretary of State.

         9.4 CONDUCT OF BUSINESS.  Upon the occurrence of any event specified in
Section 9.1, the LLC shall continue solely for the purpose of winding up its affairs in an orderly manner, liquidating its assets and satisfying the claims of its creditors. The Manager who have not wrongfully dissolved the LLC or, if none, the Members, shall be responsible for overseeing the winding up and liquidation of the LLC, shall take full account of the assets and liabilities of the LLC, shall cause its assets to be either sold or distributed, and shall cause the proceeds therefrom, to the extent sufficient therefor, to be applied and distributed as provided in this Section 9.4. The Persons winding up the affairs of the LLC shall give written notice of the commencement of winding up by mail to all known creditors and claimants whose addresses appear on the records of the LLC. The Manager or Manager winding up the affairs of the LLC shall be entitled to reasonable compensation for such services.

         9.5 DISTRIBUTION OF NET PROCEEDS. The Members shall continue to divide Net Profits and Net Losses and Available Cash Flow during the winding-up period in the same manner and the same priorities as provided for in Articles IV and V hereof. The proceeds from the liquidation of Property shall be applied in the following order:

                  (i) To creditors other than Members in the order of priority provided by law; then

                  (ii) To creditors who are Members in order of priority, except amounts owed to Members on account of their Capital Contributions; then

                  (iii) To the Members as provided in Section 5.2 hereof.

         Where the distribution pursuant to this Section 9.5 consists both of cash (or cash equivalents) and non-cash assets, the cash (or cash equivalents) shall first be distributed, in a descending order, to fully satisfy each category starting with the most preferred category set forth above. In the case of non-cash assets, the distribution values are to be based on the fair market value thereof as determined in good faith by the liquidator, and the shortest maturity portion of such non-cash assets (e.g., notes or other indebtedness) shall, to the extent such non-cash assets are readily divisible, be distributed, in a descending order, to fully satisfy each category above, starting with the most preferred category.


                                   ARTICLE X.
                    BOOKS, RECORDS, REPORTS AND BANK ACCOUNTS

         10.1 MAINTENANCE OF BOOKS AND RECORDS. The Manager shall cause the books and records of the LLC to be maintained in accordance with generally accepted accounting principles, and shall give reports to the Members in accordance with prudent business practices and the Statute. There shall be kept at the principal office of the LLC, as well as at the office of record of the LLC specified in Section 2.3, if different, the following LLC documents:

                  (i) A current list in alphabetical order of the full name and last known business or residence address of each Member and holder of an Economic Interest in the LLC, together with the Capital Contributions, Percentage Interest and share in Net Profits and Net Losses of each Member and holder of an Economic Interest;

                  (ii) A current list of the full name and business or residence address of each Manager;

                  (iii)  A  copy  of  the  Articles  of  Organization   and  any
amendments thereto, together with any powers of attorney pursuant to which the Articles of Organization and any amendments thereto were executed;

                  (iv) Copies of the LLC's federal, state and local income tax or information returns and reports, if any, for the six most recent fiscal years of the LLC;

                  (v) A copy of this Agreement and any amendments thereto, together with any powers of attorney pursuant to which this Agreement and any amendments thereto were executed;

                  (vi) Copies of the financial statements of the LLC, if any, for the six most recent fiscal years of the LLC;

                  (vii) The LLC's books and records as they relate to the internal affairs of the LLC for at least the current and past four fiscal years of the LLC;

                  (viii) Originals or copies of all minutes, actions by written consent, consents to action and waivers of notice to Members and Member Votes, actions and consents; and

                  (ix) Any other information required to be maintained by the LLC pursuant to the Statute.

         10.2 ANNUAL ACCOUNTING. Within 120 days after the close of each fiscal year of the LLC, the LLC shall (i) cause to be prepared and submitted to each Member a balance sheet and income statement for the preceding fiscal year (or portion thereof) in conformity with generally accepted accounting principles and
(ii) provide to the Members all information necessary for them to complete federal and state tax returns.

         10.3 INSPECTION AND AUDIT RIGHTS. Each Member and each holder of an Economic Interest in the LLC who is not a Member has the right upon reasonable request, for purposes reasonably related to the interest of that Person, to inspect and copy during normal business hours any of the LLC books and records required to be maintained in accordance with Section 10.1. Such right may be exercised by the Person or by that Person's agent or attorney. The determination of the Manager as to adjustments to the financial reports, books, records and returns of the LLC, in the absence of fraud or gross negligence, shall be final and binding upon the LLC and all of the Members. In addition, upon the request of a Member or a holder of an Economic Interest, for purposes reasonably related to the interest of that Person, the Manager shall promptly deliver to the Member or holder of an Economic Interest, at the expense of the LLC, a copy of this Agreement and a copy of the information listed in paragraphs (i), (ii) and (iv) of Section 10.1 of this Agreement.

         10.4 BANK ACCOUNTS; FISCAL YEAR AND ACCOUNTING METHOD. The bank accounts of the LLC shall be maintained in such banking institutions as the Manager shall determine. The fiscal year and accounting method of the LLC shall be as determined by the Manager in their reasonable discretion and in accordance with, to the extent applicable, the Code.
         10.5 TAX MATTERS. One of the Manager who is also a Member, or in the event no Manager is a Member, a Member or an officer of a corporate Member, shall be designated as "Tax Matters Partner" (as defined in Code section 6231), to represent the LLC (at the LLC's expense) in connection with all examinations of the LLC's affairs by tax authorities, including resulting judicial and administrative proceedings, and to expend LLC funds for professional services and costs associated therewith. In its capacity as Tax Matters Partner, the designated Person shall oversee the LLC tax affairs in the overall best interests of the LLC. Tiran Ibgui is hereby designated as the initial Tax Matters Partner, and shall serve in such capacity until such time as the Members designate another Tax Matters Partner.

         10.6 INCOME TAX ELECTIONS. The Tax Matters Partner designated pursuant to Section 10.5 shall have the authority on behalf of the LLC to make all elections permitted under the Code and all other tax-related statutes and regulations, including elections of methods of depreciation and elections under
Section 754 of the Code. The decision to make or not to make an election shall be at the Tax Matters Partner's sole and absolute discretion. The Members hereby acknowledge that they are aware of the income tax consequences of the allocations made by this Agreement and hereby agree to be bound by the provisions of this Agreement in reporting their shares of the LLC income and loss for income tax purposes.


                                   ARTICLE XI.
                          INDEMNIFICATION OF MEMBERS,
                          MANAGER AND THEIR AFFILIATES

         11.1 INDEMNIFICATION OF MEMBERS AND THEIR PRINCIPALS. The LLC shall indemnify and hold harmless the Members, the Manager, their Affiliates and their respective officers, directors, employees, agents and Principals (individually, an "Indemnitee") from and against any and all losses, claims, demands, costs, damages, liabilities, joint and several, expenses of any nature (including reasonable attorneys' fees and disbursements), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which the Indemnitee was involved or may be involved, or threatened to be involved, as a party or otherwise, arising out of or incidental to the business of the LLC, regardless of whether the Indemnitee continues to be a Member, an Affiliate, or an officer, director, employee, agent or Principal of the Member at the time any such liability or expense is paid or incurred, to the fullest extent permitted by the Statute and all other applicable laws.

         11.2 EXPENSES. Expenses incurred by an Indemnitee in defending any claim, demand, action, suit or proceeding subject to Section 11.1 shall, from time to time, be advanced by the LLC prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the LLC of an undertaking by or on behalf of the Indemnitee to repay such amount if it shall be determined that such Person is not entitled to be indemnified as authorized in Section 11.1.

         11.3 INDEMNIFICATION RIGHTS NON-EXCLUSIVE. The indemnification provided by Section 11.1 shall be in addition to any other rights to which those indemnified may be entitled under any agreement or vote of the Members, as a matter of law or equity or otherwise, both as to action in the Indemnitee's capacity as a Member, as an Affiliate or as an officer, director, employee, agent or Principal of a Member and as to any action in another capacity, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns, representatives and administrators of the Indemnitee.

         11.4 ERRORS AND OMISSIONS INSURANCE. The LLC may purchase and maintain insurance, at the LLC's expense, on behalf of the Members and such other Persons as the Members shall determine, against any liability that may be asserted against, or any expense that may be incurred by, such Person in connection with the activities of the LLC and/or the Members' acts or omissions as the Members of the LLC regardless of whether the LLC would have the power to indemnify such Person against such liability under the provisions of this Agreement or under applicable law.

         11.5 ASSETS OF THE LLC. Any indemnification under Section 11.1 shall be satisfied solely out of the assets of the LLC. No Member shall be subject to personal liability or required to fund or to cause to be funded any obligation by reason of these indemnification provisions.


                                  ARTICLE XII.
                          ISSUANCE OF LLC CERTIFICATES

         12.1 ISSUANCE OF LLC CERTIFICATES. Upon or at any time after the execution of this Agreement and the payment of the Capital Contributions by the Members, the Manager may elect to cause the LLC to issue one or more LLC Certificates in the form of Exhibit B hereto (each, an "LLC Certificate") in the name of each Member certifying that the Person named therein is the record holder of the LLC Interests set forth therein. For purposes of this Agreement, the term "record holder" shall mean the person whose name appears on Exhibit A as the Member owning the LLC Interest at issue.

         12.2 TRANSFER OF LLC INTERESTS. An LLC Interest which is transferred in accordance with the terms of this Agreement shall be transferable on the books of the LLC by the record holder thereof in person or by such record holder's duly authorized attorney, but, except as provided in Section 12.3 hereof with respect to lost, stolen or destroyed certificates, in the event an LLC Certificate has been issued, no transfer of an LLC Interest shall be entered until the previously issued LLC Certificate representing such LLC Interest shall have been surrendered to the LLC and canceled and a replacement LLC Certificate issued to the assignee of such LLC Interest in accordance with such procedures as the Manager may establish. In the event of a Transfer of less than all of a Member's LLC Interests and if LLC Certificates have been issued, the Manager shall issue to the transferring Member a new LLC Certificate representing the LLC Interests not being transferred. Except as otherwise required by law, the LLC shall be entitled to treat the record holder of an LLC Certificate on its books as the owner thereof for all purposes regardless of any notice or knowledge to the contrary.

         12.3 LOST, STOLEN OR DESTROYED CERTIFICATES. The LLC shall issue a new LLC Certificate in place of any LLC Certificate previously issued if the record holder of the LLC Certificate:

                  (i)  makes  proof  by   affidavit,   in  form  and   substance
satisfactory to the Manager, that a previously issued LLC Certificate has been lost, destroyed or stolen;

                  (ii) requests the issuance of a new LLC Certificate before the LLC has notice that the LLC Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

                  (iii) indemnifies the LLC against any claim that may be made on account of the alleged loss, destruction or theft of the LLC Certificate; and

                  (iv) satisfies any other reasonable requirements imposed by the Manager.

         If a Member fails to notify the LLC within a reasonable time after it has notice of the loss, destruction or theft of an LLC Certificate, and a transfer of the LLC Interest represented by the LLC Certificate is registered before receiving such notification, the LLC shall have no liability with respect to any claim against the LLC for such transfer or for a new LLC Certificate.


                                  ARTICLE XIII.
                                   AMENDMENTS

         13.1 AMENDMENT, ETC. OF OPERATING AGREEMENT. This Agreement may be adopted, altered, amended or repealed and a new operating agreement may be adopted by a Majority in Interest of the Members; provided, however, that no provision of this Agreement which requires the vote of a greater percentage than a Majority in Interest of the Members may be amended without the affirmative vote of such greater percentage.

         13.2 AMENDMENT OF ARTICLES OF ORGANIZATION. Notwithstanding any provision to the contrary in the Articles of Organization or this Agreement, in no event shall the Articles of Organization be amended without the affirmative vote of a Majority in Interest of the Members.


                                  ARTICLE XIV.
                       REPRESENTATIONS AND ACKNOWLEDGMENTS

         14.1 INVESTMENT REPRESENTATIONS. Each Member hereby represents and warrants to the Manager, the other Members and the LLC that such Member is acquiring his, her or its Interest hereunder for such Member's own account, for investment only, not for the benefit of any other Person and not for resale to any other Person or for future distribution, and that he, she or it relied solely on the advice of such Member's personal tax, investment or other advisors in making such Member's investment decision.

         14.2 NO REPRESENTATIONS BY LLC. Each Member acknowledges that the Manager have not made and hereby make no representations or warranties other than those set forth in this Agreement, and that neither any Manager, agent or employee of the LLC or of any Manager or any other Person has at any time expressly or implicitly represented, guaranteed or warranted to such Member that he, she or it may freely transfer such Person's Interests, that a percentage of profit and/or amount or type of consideration will be realized as a result of an investment in the Interest, that past performance or experience on the part of the Manager or their Affiliates or any other Person in any way indicates the predictable results of the ownership of any Interests or of the overall LLC business, that any cash distributions from LLC operations or otherwise will be made to the Members by any specific date or will be made at all, or that any specific tax benefits will accrue as a result of an investment in the LLC.








                                   ARTICLE XV.
                            MISCELLANEOUS PROVISIONS

         15.1 COUNTERPARTS. This Agreement may be executed in several counterparts, and all counterparts so executed shall constitute one Agreement, binding on all of the parties hereto, notwithstanding that all of the parties are not signatory to the original or the same counterpart.

         15.2 SURVIVAL OF RIGHTS. This Agreement shall be binding upon, and, as to permitted or accepted successors, transferees and assigns, inure to the benefit of the Members and the LLC and their respective heirs, legatees, legal representatives, successors, transferees and assigns, in all cases whether by the laws of descent and distribution, merger, reverse merger, consolidation, sale of assets, other sale, operation of law or otherwise.

         15.3 SEVERABILITY. In the event any Section, or any sentence within any Section, is declared by a court of competent jurisdiction to be void or unenforceable, such sentence or Section shall be deemed severed from the remainder of this Agreement and the balance of this Agreement shall remain in full force and effect.

         15.4 NOTIFICATION OR NOTICES. Except as otherwise provided in Articles VI and VII with respect to notices given for purposes of meetings of Manager and meetings of Members, any notice or other communication required or permitted hereunder shall be in writing and shall be deemed to have been given if personally delivered, transmitted by facsimile (with mechanical confirmation of transmission), or deposited in the United States mail, registered or certified, postage prepaid, addressed to the parties' addresses set forth on Exhibit A hereto, unless the same shall have been changed by notice in accordance herewith. Notices given in the manner provided for in this Section 15.4 shall be deemed effective on the third day following deposit in the mail or on the day of transmission or delivery if given by facsimile or by hand.

         15.5 GOVERNING LAW. This Agreement shall be governed and construed in accordance with the internal laws of the State of Nevada.

         15.6 FURTHER ACTIONS. Each of the Members agrees to execute, acknowledge and deliver such additional documents, and take such further actions, as may reasonably be required from time to time to carry out each of the provisions and the intent of this Agreement, and every agreement or document relating hereto or entered into in connection herewith.

         15.7 ARBITRATION OF DISPUTES. Any controversy or claim arising out of or relating to this Agreement or the breach thereof shall be submitted to binding, non-appealable arbitration administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules. Such controversy or claim shall be heard by a single arbitrator (the "Arbitrator"). The award shall be made within six months of selection of the Arbitrator. Judgment on the award may be entered in any court having jurisdiction and the parties hereby consent to the jurisdiction of the Superior Court for Los Angeles County, Nevada, and of the United States District Court for the Central District of Nevada, for injunctive relief, specific performance or other relief in aid of any proceedings hereunder, but not otherwise. The arbitration shall be held in Los Angeles, Nevada or as otherwise mutually agreed by the parties hereto. The Arbitrator shall determine issues of arbitrability but may not limit, expand or otherwise modify the terms of this Agreement nor have any authority to award punitive or other damages in excess of compensatory damages and each party irrevocably waives any claim thereto. The Arbitrator shall permit, to the extent reasonably necessary, one document production request, and one follow-up request, and one deposition of the principals involved in a controversy or claim submitted to arbitration hereunder. The parties, their representatives, other participants and the Arbitrator shall hold the existence, content and result of the arbitration in confidence except as disclosure is required by law or as is reasonably necessary to defend claims or procedural rights of the party making the disclosure.

         15.8 THIRD PARTY BENEFICIARIES. There are no third party beneficiaries of this Agreement except (i) Affiliates and Principals of the Members and (ii) any other Persons as may be entitled to the benefits of Article XI hereof.

         15.9 PARTITION. The Members agree that the Property that the LLC may own or have an interest in is not suitable for partition. Each of the Members hereby irrevocably waives any and all rights that it may have to maintain any action for partition of any Property the LLC may at any time have an interest in.

         15.10 ENTIRE AGREEMENT. This Agreement and the Articles of Organization constitute the entire agreement of the Members with respect to, and supersedes all prior written and oral agreements, understandings and negotiations with respect to, the subject matter hereof.

         15.11 WAIVER. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement or condition.

         15.12 ATTORNEYS' FEES. In the event of any litigation, arbitration or other dispute arising as a result of or by reason of this Agreement, the prevailing party in any such litigation, arbitration or other dispute shall be entitled to, in addition to any other damages assessed, its reasonable attorneys' fees, and all other costs and expenses incurred in connection with settling or resolving such dispute. The attorneys' fees which the prevailing party is entitled to recover shall include fees for prosecuting or defending any appeal and shall be awarded for any supplemental proceedings until the final judgment is satisfied in full. In addition to the foregoing award of attorneys' fees to the prevailing party, the prevailing party in any lawsuit or arbitration procedure on this Agreement shall be entitled to its reasonable attorneys' fees incurred in any post judgment proceedings to collect or enforce the judgment. This attorneys' fees provision is separate and several and shall survive the merger of this Agreement into any judgment.

         15.13 CONFIDENTIALITY. Each Member for itself and on behalf of its Affiliates agrees to keep the provisions of this Agreement and all schedules, exhibits and appendices hereto in confidence, except pursuant to the requirements of applicable law, and shall not publish or otherwise disclose the same at any time without the prior written consent of all the Members.





         IN WITNESS WHEREOF, the parties hereto have hereunto executed this Agreement as of the date first written above.





                                  STRIKER, LLC


--------------------------------------------------------------------------------
                                                     By:



                                    BLRS, LLC


--------------------------------------------------------------------------------

                                                     By:



                   THE EQUITABLE LIFE INVESTMENT COMPANY INC.


--------------------------------------------------------------------------------

                                                     By:

                                    EXHIBIT A

                   INITIAL MEMBER NAMES AND ADDRESSES; INITIAL
                 CAPITAL CONTRIBUTIONS AND PERCENTAGE INTERESTS

                            (As of February 27, 2004)

======================================= ====================================== ======================= =======================
MEMBER'S NAME                           MEMBER'S ADDRESS                          MEMBER'S CAPITAL      MEMBER'S PERCENTAGE
                                                                                    CONTRIBUTION              INTEREST
======================================= ====================================== ======================= =======================
Striker, LLC                                                                   $                                25%
--------------------------------------- -------------------------------------- ----------------------- -----------------------
BLRS, LLC                                                                      $                                25%
--------------------------------------- -------------------------------------- ----------------------- -----------------------
The Equitable Life Investment                                                  $                                50%
Company Inc.
======================================= ====================================== ======================= =======================
                                                 TOTALS:                       $                               100%
======================================= ====================================== ======================= =======================

                                    EXHIBIT B

                              (FACE OF CERTIFICATE)

         THE LLC INTERESTS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE. SUCH LLC INTERESTS MAY NOT BE SOLD OR TRANSFERRED UNLESS SUBSEQUENTLY REGISTERED OR QUALIFIED OR UNLESS AN EXEMPTION FROM REGISTRATION OR QUALIFICATION IS AVAILABLE. THE AGREEMENT (AS DEFINED BELOW) PROVIDES FOR FURTHER RESTRICTIONS ON TRANSFER OF THE LLC INTERESTS REPRESENTED HEREBY.

                          CERTIFICATE FOR LLC INTEREST
                                       IN
                               SOMA PETROLEUM, LLC


Certificate No. ______________                      ________ Percentage Interest

         The undersigned, as a Manager of SOMA PETROLEUM, LLC, a Nevada limited liability company (the "LLC"), hereby certifies that ___________________________ is the holder of an LLC Interest representing a _______ percent (__%) Percentage Interest, as those terms are defined in the Operating Agreement of the LLC, dated as of ________________, as amended and restated from time to time (the "Agreement") (copies of which are on file at the principal office of the LLC).

         This Certificate is not negotiable or transferable except by operation of law, or as otherwise provided in the Agreement, and any such transfer will be valid only upon delivery of this Certificate, together with a duly executed assignment in the form set forth on the reverse hereof (or otherwise acceptable to the Manager and sufficient to convey an interest in an LLC pursuant to the (Nevada) Beverly-Killea Limited Liability Company Act, as it may be amended and in effect from time to time, or any successor statute thereto) to the Manager of the LLC.




Dated:                                      .        SOMA PETROLEUM, LLC
       -------------------------------------



                                                     By:
                                                          ---------------------
                                                          Its:  Manager

                            (REVERSE OF CERTIFICATE)

                           ASSIGNMENT OF LLC INTEREST
                                       IN
                               SOMA PETROLEUM, LLC

         FOR VALUE RECEIVED, the undersigned ("Assignor") hereby assigns, conveys, sells and transfers unto


                                  ("Assignee")

(Please insert Social Security               (Please print or typewrite name and
or other identifying number of Assignee)             address of Assignee)

all rights and interest of Assignor in ______ percent of the LLC Interest evidenced hereby and directs that all future distributions and allocations with respect to such specified assigned LLC Interest be paid or allocated by the LLC to such Assignee. The Assignor hereby irrevocably constitutes and appoints each Manager as Assignor's attorney-in-fact with full power of substitution in the premises to transfer the same on the books of the LLC.

Dated:
       -----------------------------         -----------------------------------
                                                     Signature of Assignor

Note: The signature to any assignment must correspond with the name as written upon the face of this Certificate, in every particular, without alteration or enlargement or any change whatever. If the assignment is executed by an attorney, executor, administrator, trustee or guardian, the person executing the assignment must give such person's full title in such capacity, and proper evidence of authority to act in such capacity, if not on file with the LLC or its transfer agent, must be forwarded with this Certificate.

                  The undersigned, a Manager of the LLC, hereby consents to this Assignment pursuant to Section 8.1 of the Agreement.


Dated:                                                                     , LLC
      -------------------------------        -----------------------------------

                                             By:
                                             -----------------------------------
                                             Its:  Manager

         THE LLC INTERESTS EVIDENCED HEREBY ARE SUBJECT TO ALL TERMS AND CONDITIONS OF THE AGREEMENT AND UNLESS AND UNTIL ADMITTED TO THE LLC AS A MEMBER, NO ASSIGNEE SHALL BE ENTITLED TO ANY OF THE RIGHTS, POWERS OR PRIVILEGES OF THE ASSIGNOR, EXCEPT THAT ASSIGNEE SHALL BE ENTITLED TO THE DISTRIBUTIONS PAID AND ALLOCATIONS MADE WITH RESPECT TO SUCH INTERESTS AS DIRECTED BY THE ASSIGNOR ABOVE.